UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2015

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On September 1, 2015, Incyte Europe SARL (“Incyte”), a wholly-owned subsidiary of Incyte Corporation (the “Company”), entered into a License and Collaboration Agreement (the “License Agreement”) with Jiangsu Hengrui Medicine Co., Ltd. (“Hengrui”).

Under the terms of the License Agreement, Incyte received exclusive development and commercialization rights worldwide, with the exception of Mainland China, Hong Kong, Macau and Taiwan, to SHR-1210, an investigational PD-1 monoclonal antibody, and certain back-up compounds. SHR-1210 is currently in clinical development by Hengrui.  Incyte has agreed to pay to Hengrui an upfront payment of $25 million. Hengrui is also eligible to receive potential milestone payments of up to $770 million, consisting of $90 million for regulatory approval milestones, $530 million for commercial performance milestones, and $150 million for a clinical superiority milestone.  Also, Hengrui may be eligible to receive tiered royalties in the high single digits to mid-double digits based on net sales in Incyte territories. Each company will be responsible for costs relating to the development and commercialization of the PD-1 monoclonal antibody in its respective territories.

The License Agreement will continue on a country-by-country basis until Incyte has no royalty payment obligations with respect to such country or, if earlier, the termination of the License Agreement in accordance with its terms. The License Agreement may be terminated in its entirety by Incyte for convenience. The License Agreement may also be terminated by either party under certain other circumstances, including material breach, as set forth in the License Agreement.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which the Company expects to file as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

A copy of the press release dated September 2, 2015 relating to the License Agreement is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release issued by Incyte Corporation dated September 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2015

INCYTE CORPORATION

	By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Incyte Corporation dated September 2, 2015.